                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     The following table sets forth subsidiaries of The Dexter Corporation which are included in the consolidated financial statements.

                                                             PERCENTAGE
                                                                 OF          JURISDICTION IN WHICH
                          NAME                              OWNERSHIP(A)   INCORPORATED OR ORGANIZED
---------------------------------------------------------   ------------   --------------------------
C.H. Dexter Ltd..........................................     100%(C)(B)   England
Crown Metro Aerospace Coatings, Inc......................     100%         South Carolina
DDL Sales Limited........................................      80%(D)(B)   Scotland
Dexter Asia Pacific Limited..............................     100%(C)      Hong Kong
Dexter Automotive Materials GmbH.........................     100%(E)(B)   Germany
Dexter ADAF Holdings, Inc................................     100%(F)      Delaware
Dexter Environmental Assurance Ltd.......................     100%         Bermuda
Dexter Europe S.A........................................     100%         Belgium
Dexter Holdings..........................................     100%         England
Dexter Hysol Aerospace, Inc..............................     100%         Delaware
Dexter Hysol Ltd.........................................     100%(C)(B)   England
Dexter Hysol (Malaysia) Sdn. Bhd.........................     100%(G)      Malaysia
Dexter International Corporation.........................     100%         Connecticut
Dexter International (Thailand), Ltd.....................     100%         Thailand
Dexter Leasing Limited...................................     100%(C)(B)   England
Dexter Magnetic Materials GmbH...........................     100%(E)      Germany
Dexter Mexicana S.A. de C.V..............................     100%         Mexico
Dexter Midland Coatings Limited..........................     100%(C)(B)   England
Dexter Midland Company Limited...........................      70%         Japan
Dexter Miki, Inc.........................................      70%(G)(B)   Japan
Dexter Nonwovens A.B.....................................     100%         Sweden
Dexter Overseas Limited..................................     100%(C)(B)   England
Dexter Pacific, Inc......................................     100%         Japan
Dexter Packaging Products, S.A...........................     100%         Spain
Dexter Powders, Inc......................................     100%(B)      Delaware
Dexter Products Limited..................................     100%(C)(B)   England
Dexter (RPI), Inc........................................     100%         Delaware
Dexter S.A...............................................      97%         France
Dexter S.p.A.............................................     100%(F)      Italy
Dexter Specialty Materials Hong Kong Limited.............     100%(G)(B)   Hong Kong
Dexter Speciality Chemicals Limited......................     100%(C)(B)   England
Dexter Speciality Materials Limited......................     100%(C)      Scotland
Dexter U.K. Limited......................................     100%(H)      England
Hysol Limited............................................     100%         Japan
Kettlebrook Insurance Company, Ltd.......................     100%(I)      Bermuda
Life Technologies, Inc...................................      53%         Delaware

                                                             PERCENTAGE
                                                                 OF          JURISDICTION IN WHICH
                          NAME                              OWNERSHIP(A)   INCORPORATED OR ORGANIZED
---------------------------------------------------------   ------------   --------------------------
Permag Corp..............................................     100%         New York
Potter Paint Company of Texas, Inc.......................     100%         Texas
The Dexter GmbH..........................................     100%(C)      Germany
The Mogul Corporation (U.K.) Ltd.........................     100%(C)(B)   England
Vernicolor A.G...........................................     100%         Switzerland
Windsor Locks Canal Company..............................     100%         Connecticut

---------------
(A) including directors' qualifying shares
(B) inactive
(C) owned by Dexter U.K. Limited
(D) owned by Dexter Speciality Materials Limited
(E) owned by The Dexter GmbH
(F) owned by Crown Metro Aerospace Coatings, Inc.
(G) owned by Dexter Asia Pacific Limited
(H) owned by Dexter Holdings
(I) owned 67% by The Dexter Corporation
    and 33% by Dexter U.K. Limited

     The following table sets forth subsidiaries of Life Technologies, Inc. (owned 53% by The Dexter Corporation) which are included in the consolidated financial statements.

                                                       PERCENTAGE
                                                           OF           JURISDICTION IN WHICH
                       NAME                            OWNERSHIP      INCORPORATED OR ORGANIZED
---------------------------------------------------   ------------   ---------------------------
Canadian Life Technologies, Inc....................     100%         Ontario
Custom Primers, Inc................................     100%         California
Laboratory Services Ltd............................     100%         New Zealand
Life Technologies A.G..............................     100%(B)      Switzerland
Life Technologies A.S..............................     100%         Denmark
Life Technologies Asia Pacific, Inc................     100%         Delaware
Life Technologies B.V..............................     100%(B)      Netherlands
Life Technologies Foreign Sales Corporation........     100%         U.S. Virgin Islands
Life Technologies GIBCO BRL Co., Ltd...............      51%         Republic of China (Taiwan)
Life Technologies GmbH.............................     100%(B)      Germany
Life Technologies Holdings, Unlimited..............     100%         Scotland
Life Technologies Investment Holdings, Inc.........     100%         Delaware
Life Technologies Italia S.r.1.....................     100%         Italy
Life Technologies Ltd..............................     100%(A)      Scotland
Life Technologies Ltd..............................     100%         New Zealand
Life Technologies Oriental K.K.....................      80%         Japan
Life Technologies Overseas Ltd.....................     100%(A)      Scotland
Life Technologies (Pacific) Ltd....................     100%         Hong Kong
Life Technologies Pty. Ltd.........................     100%         Australia
Life Technologies S.A..............................     100%         Spain
Life Technologies S.A.R.L..........................     100%(B)      France
Life Technologies Sweden AB........................     100%         Sweden
Life Technologies Uruguay, S.A.....................     100%         Uruguay
N.V. Life Technologies S.A.........................     100%(B)      Belgium
Serum Technologies Holdings, Inc...................     100%         Delaware

---------------
(A) owned by Life Technologies Holdings, Unlimited
(B) owned by Life Technologies Overseas Ltd.

     The following unconsolidated companies owned in part by The Dexter Corporation are accounted for by the equity method. Financial statements of these companies are not required because when considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

                                                             PERCENTAGE
                                                                 OF          JURISDICTION IN WHICH
                          NAME                               OWNERSHIP     INCORPORATED OR ORGANIZED
---------------------------------------------------------   ------------   --------------------------
Akzo Dexter Aerospace Finishes VoF.......................      40%(A)      Netherlands
D & S Plastics International.............................      50%(B)      Delaware
Hysol Indael de Mexico S.A...............................      49%(C)      Mexico
Lexter S.r.1.............................................      49%(C)(F)   Italy
Midland-Dexter de Venezuela, S.A.........................      49%(D)      Venezuela
Research Polymers International Corporation..............      50%(E)      Texas

---------------
(A) owned by Dexter ADAF Holdings, Inc.
(B) owned 70.4% by Research Polymers International Corporation and 14.8% by Dexter (RPI), Inc.
(C) owned by The Dexter Corporation
(D) owned 13.9% by Dexter U.K. Ltd. and 35.1% by The Dexter Corporation
(E) owned by Dexter (RPI), Inc.
(F) inactive